                                                                     Exhibit 2.8
                                                                     -----------

                      Assignment and Assumption Agreement
                      -----------------------------------

     This Assignment and Assumption Agreement (the "Assignment Agreement") is
                                                    --------------------
entered into as of June 3, 2000, by and between Cabletron Systems, Inc., a Delaware corporation ("CSI") and Enterasys Networks, Inc., a Delaware corporation ("Enterasys") that is a controlled subsidiary of CSI.

     Whereas, CSI, Flextronics International USA, Inc., a California corporation and Flextronics International Ireland Limited, a limited liability company organized under the laws of Ireland are parties to a Flextronics International Manufacturing Services Contract, dated March 1, 2000 (the "FMA");

     Whereas, pursuant to the Section 22.7 of the FMA, CSI has the right to transfer its rights and obligations under the FMA to an Affiliate (as that term is defined in the FMA); and

     Whereas, Enterasys is a CSI Affiliate (as that term is defined in the FMA) and it is the intention of CSI and Enterasys for CSI to transfer and assign all of its rights, interests and obligations under the FMA to Enterasys and for Enterasys to assume all such rights, interests and obligations;

     Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSI and Enterasys hereby agree as follows:

1.   Assignment. CSI hereby assigns, sells, conveys, transfers and sets over to
     ----------
Enterasys, its successors and assigns, all of the right, title and interest of CSI in, to and under the FMA.

2.   Assumption. Enterasys hereby assumes and agrees to pay, perform, or
     ----------
otherwise discharge, all duties, liabilities and obligations of CSI under the FMA, whether arising before, on or after the date hereof.

3.   Indemnification. Enterasys hereby agrees to indemnify and hold CSI (and its
     ---------------
directors, officers, employees and representatives) harmless from and against any and all claims, losses, damages, costs, expenses, causes of action or judgments of any kind or character, including any interest, penalty, reasonable attorneys' fees, investigation expenses with respect to asserted claims (whether or not resulting in any liability) and other costs and expenses incurred in connection therewith or the defense thereof, attributable to or arising out of any claims by, or liabilities or obligations to, any third party arising out of, in connection with or resulting from the FMA.

4.   No Conflict. Neither the making nor the acceptance of this Assignment
     -----------
Agreement shall enlarge, restrict or otherwise modify the terms of the FMA or constitute a waiver or release of any liabilities, duties or obligations imposed by the terms of the FMA.

5.   Successors. This Assignment Agreement shall be binding upon and shall inure
     ----------
to the benefit of the parties and their respective successors, transferees and assigns.

6.   Governing Law. This Assignment Agreement shall be governed by and construed
     -------------
in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

7.   Counterparts. This Assignment Agreement may be executed in one or more
     ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

            [Signature Page to Assignment and Assumption Agreement]

In Witness Whereof, the undersigned have caused this Assignment Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              Cabletron Systems, Inc.


                              By: /s/ Piyush Patel
                                  --------------------------------
                              Name: Piyush Patel
                                    ------------------------------
                              Title: President, Chairman & CEO
                                     -----------------------------


                              Enterasys Networks, Inc.


                              By: /s/ Enrique Fiallo
                                  --------------------------------
                              Name: Enrique Fiallo
                                    ------------------------------
                              Title: President
                                    ------------------------------

                                       3